UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 7, 2008

CSK Auto Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

645 E. Missouri Ave., Suite 400, Phoenix, Arizona		85012
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-265-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 7, 2008, CSK Auto Corporation (the "Company") announced that it had entered into a Standstill Agreement with O'Reilly Automotive, Inc. ("O’Reilly") to share non-public information relating to the Company’s business as a part of the CSK Board of Directors’ ongoing review of strategic alternatives. The press release is attached as Exhibit 99.1 to this Form 8-K.

As previously announced, on February 1, 2008, the Company issued a press release confirming that it had received an unsolicited proposal from O'Reilly to acquire all of the outstanding shares of the Company. On February 4, 2008, the Company issued a press release announcing that it had adopted a stockholder rights plan to maintain the integrity of the strategic review process that the Company's Board of Directors is conducting. Copies of these press releases have been filed with the SEC as Exhibits 99.1 and 99.2 to the Form 8-K filed on February 5, 2008.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description
99.1 Press Release dated February 7, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation

February 7, 2008	By:	Randi Val Morrison

Name: Randi Val Morrison
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 7, 2008.